UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2009

KOLORFUSION INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Colorado	0-28351	84-1317836
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16075 E. 32nd Ave. Suite A Aurora, CO.	80011
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 340-9994

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements for Certain Officers.

Kolorfusion International, Inc. (the “Company”) filed two Form 8-K reports by which it erroneously reported the purported February 11, 2009, removal of Thomas Gerschman as a director of the Company and the purported February 12, 2009 appointment of Arnold Tinter as a director of the Company. In both cases, the actions were ineffective to remove Mr. Gerschman or to appoint Mr. Tinter. Consequently, Thomas Gerschman has been and remains a director of the Company and Mr. Tinter is not, and never has been, a director of the Company.

On February 13, 2009, the Board of Directors of the Company removed Stephen Nagel as president and chief executive officer of the Company, and removed Kenneth Bradley as Secretary of the Company, and in each case from any and all other offices with the Company that they hold. At that meeting, Thomas Gerschman was appointed chief executive officer of the Company and Thomas Lefort was appointed chief financial officer of the Company. Mr. Nagel remains a director of the Company.

Mr. Gerschman has been a director and the chairman of the Company’s Board of Directors since 1999. Mr. Gerschman has assisted in corporate finance and strategic European relationships. Mr. Gerschman has an extensive background in investment banking having worked with Warburg Pariba Becker, Inc. (Geneva and New York) in the early 1980s and continuing with Mount Keen & Co., Inc. (New York) as managing director. Additionally, Mr. Gerschman has had experience in plastic manufacturing as president of Plastic Technologies Co. (Atlanta) and Summore Plastics, Inc. (Tampa) from 1990.

Mr. LeFort has been a director since 2004. Mr. LeFort provides the Company with marketing expertise. He was the former vice president of marketing for Doublet SA France (1993-1996), which is a large provider of format printing goods and event related equipment in Europe. He was also the president and chief executive officer of Doublet Mfg. Inc. based in San Francisco, California, a subsidiary of Doublet SA until 2003. Mr. LeFort is currently a partner in the food industry in San Francisco providing various products in William-Sonoma and operating two restaurants located in San Francisco and New York City. Mr. LeFort graduated from Ecole Superieure de Commerce de Reims (CESEM degree), a leading French business school. He also has a Bachelor of Arts in European Business Administration from Middlesex Business School in London.

Item 8.01 Other Events

Stephen R. Nagel, the former president of the Company remains as a director of the Company. Notwithstanding his removal as an officer of the Company, Mr. Nagel has refused to advise the board of directors and new officers of the Company as to the current status of filing the Form 10-Q for the quarter ended December 31, 2008 (which was initially due on February 17, 2009 and by extension is now due on February 23, 2009). Mr. Nagel has also refused to provide the board of directors and new officers a copy of any current draft of the Form 10-Q, the Company’s financial statements, or other relevant information. The Company cannot offer any assurance that it will be able to file its quarterly report on Form 10-Q for the quarter ended December 31, 2008, within the extended time period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KOLORFUSION INTERNATIONAL, INC.

February 20, 2009	By:	/s/ Thomas Gerschman

Chief Executive Officer